AMENDMENT TO

COMPUTER AND DATA PROCESSING

SERVICES AGREEMENT

This AMENDMENT (this “Amendment”) dated June 12, 2012 (“Amendment Effective Date”), is entered into by and between HCA – Information Technology & Services, Inc., a Tennessee corporation (“IT&S”) which is a wholly owned subsidiary of HCA Healthcare Corporation, a Delaware corporation (“HCA”) formerly known as Columbia Information Systems, Inc., and LifePoint Corporate Services, General Partnership, a Delaware general partnership (together with its successors and permitted assigns, hereinafter sometimes referred to as “Customer”), with respect to that certain COMPUTER AND DATA PROCESSING SERVICES AGREEMENT dated as of May 19, 2008 by and between IT&S and Customer (as amended from time to time the “Agreement”).

WITNESSETH:

WHEREAS, IT&S is an Affiliate of HSS Systems, LLC and Parallon Supply Chain Solutions, which may provide certain services to Customer under separate agreements.

WHEREAS, IT&S has provided various incentives to Customer and simultaneously the parties have agreed to amend the pricing and Initial Term of the Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT&S and Customer agree as follows:

1.           Effective as of Amendment Effective Date, Customer will be granted a ten percent (10%) discount on the Base Fees (set forth in the first table of Schedule B to the Agreement) as adjusted by the annual CPI adjustment.

2.           Effective on the third anniversary of the Amendment Effective Date an additional five percent (5%) discount will be applied to the discount in Section 1 of this Amendment such that, the discount on the Base Fees, as adjusted by the annual CPI adjustment, will increase from ten percent (10%) to fifteen percent (15%). The discount shall remain at fifteen percent (15%) for the remaining Term of the Agreement.

3.           The Initial Term (as defined in the Agreement) will be extended by four (4) years until December 31, 2017.

4.           All other terms of the Agreement shall remain in full force and effect. The parties each hereby ratify and reaffirm each and every provision of the Agreement to the extent not modified by this Amendment.

5.             To the extent that this Amendment conflicts with or is inconsistent with any other provision of the Agreement, this Amendment shall govern and control to the extent of such conflict or inconsistency.

6.             This Amendment, together with the Agreement and the documents incorporated herein and therein by reference, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

HCA – Information Technology & Services, Inc.

By:	/s/ Paul A. Rein

Name:	Paul A. Rein

Title:	Vice President and Chief Financial Officer

Date:	June 12, 2012

LifePoint Corporate Services, General Partner

By:	HSCGP, LLC,
a Delaware limited liability company
Its:	General Partner

By:	LifePoint Hospitals Holdings, Inc.,
a Delaware corporation
Its:	Sole Member
By:	/s/ David Dill
Name:	David Dill
Title:	President
Date:	June 12, 2012

LifePoint Corporate Services, General Partner

By:	HSCGP, LLC,
a Delaware limited liability company
Its:	General Partner

By:	LifePoint Hospitals Holdings, Inc.,
a Delaware corporation
Its:	Sole Member

By:	/s/ Jeff Sherman
Name:	Jeff Sherman
Title:	Executive Vice President
Date:	June 12, 2012

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